SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a)
                      of the Securities Exchange Act of 1934

Filed by Registrant [ X ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or
       Sec. 240.14a-12

                           BOULDER TOTAL RETURN FUND, INC.
                  (Name of Registrant as Specified In Its Charter)


                     (Name of Person(s) Filing Proxy Statement)

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[ X ]  No fee required.

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       14a-6(i)(4) and 0-11.

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth
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       state how it was determined):

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[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided
       by Exchange Act Rule 0-11(a)(2) and identity the filing for
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       previous filing by registration statement number, or the
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                           BOULDER TOTAL RETURN FUND, INC.
                             1680 38th Street, Suite 800
                                 Boulder, CO  80301
                             www.bouldertotalreturn.com


                                   March 29, 2001

Dear Shareholder,

Recently you should have received a Proxy Statement and proxy card for the Fund's Annual Meeting of Shareholders to be held on April 27, 2001 in Omaha, Nebraska. Since most shareholders cannot attend this meeting in person, management urges you to take a moment and vote your shares now.

THE FUND'S BOARD OF DIRECTORS, INCLUDING ALL OF THE NON-INTERESTED DIRECTORS, HAVE REVIEWED THE PROPOSALS PRESENTED IN THIS YEAR'S PROXY STATEMENT AND RECOMMEND THAT SHAREHOLDERS VOTE FOR EACH OF THE THREE PROPOSALS. As you are probably aware, the Fund's recent performance has been outstanding. Not only did the Fund achieve a total return on its net assets of 24.53% in Calendar year 2000, Lipper also ranked the Fund #1 for its investment performance in the closed-end Growth & Income category for the year 2000. In light of these achievements, along with the additional factors listed in the Proxy Statement and in our letter to shareholders dated March 8, 2001, the Board of Directors has determined that proposal No. 3 is in the best interest of shareholders.

It is important that you vote NOW and vote FOR Proposals 1, 2 and 3.

TO VOTE YOUR SHARES IN THE FUND, YOU MAY USE ANY OF THE
FOLLOWING METHODS: COMPLETE AND RETURN THE ENCLOSED PROXY
CARD, VOTE ON THE INTERNET AT WWW.PROXYVOTE.COM, OR VOTE BY
TELEPHONE BY CALLING 1-800-454-8683.  IF YOU CHOOSE TO VOTE
ON THE INTERNET OR BY TELEPHONE, ENTER THE CONTROL NUMBER
FROM YOUR PROXY CARD AND FOLLOW THE SIMPLE INSTRUCTIONS.

     YOUR VOTE IS VERY IMPORTANT.  VOTE NOW ON THE ENCLOSED PROXY CARD.

                                   Sincerely,

                                   Stephen Miller, President